Liquidation Plan

                          Exhibit 3.6

         Early Access Distribution Pro Rata Allocation

Class 1 Claims

Early access distributions for Class 1 claims of Participating
Guaranty Associations shall be made pursuant to the proposal contemplated in Tex. Ins. Code Art. 21.28, Section 7A and the
Liquidation Plan.

Class 2 Claims

The pro rata allocation for early access distributions to the Participating Guaranty Associations with respect to Class 2 claims under Tex. Ins. Code Art. 21.28, Section 8 is attached hereto and incorporated herein by reference.

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            Early Assess Pro Rate Distribution Among GA's

 Line of                   Total     Major  Grand Total  Percentage
Business   State          by State    Med. w/o Maj. Med.   by State
--------   ------        ---------  ------ -------------  ----------
All       Alabama                0       0           0   0.0000%
Blocks    Alaska                 0       0           0   0.0000%
of        Arizona            4,033     142       3,891   0.0359%
Business  Arkansas       1,597,022  56,425   1,540,597  14.2160%
          California           564      20         544   0.0050%
          Colorado           1,989      70       1,919   0.0177%
          Connecticut            0       0           0   0.0000%
          Delaware               0       0           0   0.0000%
          Dist of Col          428      15         413   0.0038%
          Florida            2,974     105       2,869   0.0265%
          Georgia                0       0           0   0.0000%
          Hawaii                 0       0           0   0.0000%
          Idaho                 41       1          40   0.0004%
          Illinois           1,454      51       1,403   0.0129%
          Indiana            1,712      60       1,651   0.0152%
          Iowa                  65       2          62   0.0006%
          Kansas             2,777      98       2,679   0.0247%
          Kentucky               0       0           0   0.0000%
          Louisiana      4,745,295 167,657   4,577,637  42.2406%
          Maine                  0       0           0   0.0000%
          Maryland             456      16         439   0.0041%
          Massachusetts          0       0           0   0.0000%
          Michigan           1,840      65       1,775   0.0164%
          Minnesota              0       0           0   0.0000%
          Mississippi            0       0           0   0.0000%
          Missouri           4,152     147       4,005   0.0370%
          Montana                0       0           0   0.0000%
          Nebraska           1,019      36         983   0.0091%
          Nevada               256       9         247   0.0023%
          New Hampshire          0       0           0   0.0000%
          New Jersey             0       0           0   0.0000%
          New Mexico         2,913     103       2,810   0.0259%
          New York               0       0           0   0.0000%
          North Carolina         0       0           0   0.0000%
          North Dakota          38       1          36   0.0003%
          Ohio                 281      10         271   0.0025%
          Oklahoma       2,168,891  76,630   2,092,261  19.3066%
          Oregon               840      30         810   0.0075%
          Pennsylvania           0       0           0   0.0000%
          Puerto Rico            0       0           0   0.0000%
          Rhode Island           0       0           0   0.0000%
          South Carolina     1,080      38       1,042   0.0096%
          South Dakota           0       0           0   0.0000%
          Tennessee             98       3          94   0.0009%
          Texas          2,690,932  95,074   2,595,858  23.9535%
          Utah                 203       7         196   0.0018%
          Vermont                0       0           0   0.0000%
          Virginia             911      32         879   0.0081%
          Washington         1,615      57       1,558   0.0144%
          West Virginia          0       0           0   0.0000%
          Wisconsin              0       0           0   0.0000%
          Wyoming               83       3          80   0.0007%
                        ---------- -------  ----------
          Total         11,233,961 396,910  10,837,051

Policy Holder claims based on Association Liability with premium by state and subject to adjustment per Liquidation Plan